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                                                                    EXHIBIT 23.3

                             CNW Marketing Research
                            10 Tari Lane, Bandon, OR

                                                                  April 26, 1999

Ariel Amir
Vice President and General Counsel
Autobytel.com
18872 MacArthur Boulevard
2nd Floor
Irvine, CA 92612-1400

Dear Mr. Amir:

     This letter will serve as permission to use our statistics, with proper identification, in your registration statement on Form S-8.

     As reflected in the attached spreadsheets, the size of the US automotive market in 1998 was $667 billion (new and used).

                                        Sincerely,


                                        /s/ ART SPINELLA
                                        -------------------------------
                                        Art Spinella
                                        Vice President, General Manager